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                                                                  Exhibit 10.08

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         This First Amendment to Employment Agreement (this "Amendment") between Cardinal Health, Inc., an Ohio corporation (the "Company") and George L. Fotiades (the "Executive") is effective February 4, 2005 (the "Amendment Date").

         WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated February 1, 2004 between the Company and the Executive (the "Employment Agreement"), pursuant to which the Executive serves as the Company's President and Chief Operating Officer;

         WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined, in connection with a review of the Executive's compensation at the first anniversary of the Executive serving as President and Chief Operating Officer of the Company, to modify certain components of the Executive's compensation;

         WHEREAS, the Company and the Executive desire to set forth in writing these modifications to the compensation arrangements of the Executive;

         NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, agree as follows:

         1. Salary. Effective as of the Amendment Date, Section 3(a) of the Employment Agreement is hereby amended by replacing the term "$725,000" with "$790,000".

         2. Annual Bonus. Effective as of the Amendment Date, Section 3(b) of the Employment Agreement is hereby amended by replacing the phrase "one hundred and sixty percent (160%)" with "one hundred and forty percent (140%)".

         3. Allowance. Effective as of the Amendment Date, the automobile allowance previously provided by the Company to the Executive is hereby discontinued and terminated.

         Except as specifically amended by the provisions of this Amendment, all terms of the Employment Agreement are unmodified and remain in full force and effect.


CARDINAL HEALTH, INC.


 /s/ Robert D. Walter                            /s/ George L. Fotiades
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Robert D. Walter                                 GEORGE L. FOTIADES
Chairman and Chief Executive Officer